News Release
EXHIBIT 99.1
SM ENERGY REPORTS THIRD QUARTER 2020 RESULTS,
GENERATING CASH FLOW AND REDUCING DEBT
DENVER, CO October 29, 2020 - SM Energy Company (the “Company”) (NYSE: SM) today announced operating and financial results for the third quarter 2020 and provided updates to its 2020 guidance.
During the third quarter of 2020, the Company continued its focus on the following priorities:
•Capital discipline. Capital expenditures demonstrated continued capital efficiencies as well as timing of certain activity. Capital expenditures of $109.6 million adjusted for increased capital accruals of $11.5 million totaled $121.1 million.
•Generating significant cash flows. Third quarter net cash provided by operating activities of $201.6 million before net change in working capital of $16.8 million totaled $184.8 million. The Company generated free cash flow of $63.7 million (a non-GAAP measure defined and reconciled below). Free cash flow for the first nine months of 2020 was $172.1 million and on a trailing 12-month basis was $233.1 million, or a 128% yield to market capitalization of approximately $182 million as of September 30, 2020.
•Absolute debt reduction. The outstanding principal amount of long-term debt was reduced by $106.5 million, as free cash flow was used to repurchase certain unsecured senior notes due 2022 and 2024 at market rates. Net debt-to-Adjusted EBITDAX was 2.4 times at quarter-end (a non-GAAP measure defined and reconciled below).
•Reducing 2020 capital expenditures. 2020 capital expenditure guidance is further reduced and narrowed to $605-610 million. Compared with original 2020 guidance at the mid-point, capital expenditure guidance is reduced 27% while production remains in-line.
Chief Executive Officer Jay Ottoson comments: “Exceptional third quarter results are due to continued capital discipline, aggressive cost management, better than expected well performance and adherence to strict financial objectives to generate free cash flow and reduce absolute debt. The entire SM Energy team is working diligently toward our common 2020 goals and objectives and we congratulate our employees on our success year-to-date, especially during a particularly challenging time.
“As we look ahead, we intend to stay-the-course and continue to prioritize generating free cash flow and reducing leverage.”

THIRD QUARTER 2020 RESULTS
PRODUCTION, REALIZED PRICES AND CERTAIN OPERATING COSTS

PRODUCTION:

	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	5,023 / 54.6	487 / 5.3	5,510 / 59.9
Natural Gas (MMcf / MMcf/d)	12,275 / 133.4	13,785 / 149.8	26,060 / 283.3
NGLs (MBbl / MBbl/d)	nm / -	1,755 / 19.1	1,764 / 19.2
Total (MBoe / MBoe/d)	7,077 / 76.9	4,539 / 49.3	11,617 / 126.3
Note: Totals may not calculate due to rounding.

REALIZED PRICES:

	Midland Basin	South Texas	Total (Pre/Post-hedge)
Oil ($/Bbl)	$38.73	$26.90	$37.69 / $50.20
Natural Gas ($/Mcf)	$1.90	$1.90	$1.90 / $1.94
NGLs ($/Bbl)	nm	$14.07	$14.07/ $14.35
Per Boe	$30.80	$14.11	$24.28 / $30.33
Note: Totals may not calculate due to rounding
•Total production volumes were down 6% compared with the same period in 2019 and up 4% sequentially. Production during the quarter was positively affected by South Texas Austin Chalk well performance exceeding expectations and reduced flaring in the Midland Basin.
•Total production volumes of 35.2 MMBoe for the first nine months of 2020 were relatively flat with the same period in 2019.
•Benchmark pricing for the quarter included NYMEX WTI oil at $40.93/Bbl, NYMEX Henry Hub natural gas at $1.98/MMBtu and Hart Composite OPIS NGLs at $19.13/Bbl.
•The average realized price per Boe of $24.28 was down 23% compared with the same period in 2019 yet up 60% sequentially as commodity prices came off second quarter lows. Including the effect of realized hedges, the average realized price per Boe was $30.33, resulting in approximately $70.3 million of realized net hedge gains for the quarter.
•Lease operating expenses of $3.65 per Boe were down 23% compared with the same period in 2019 and up 11% sequentially. Lower year-over-year costs are the result of aggressive cost management, while the sequential increase reflects additional workover expense. Transportation costs of $3.11 per Boe were down 22% from the same period in 2019 and nearly flat sequentially. Transportation charges year-over-year benefit from a lower proportion of production from South Texas, where transportation costs are higher, as well as a relative increase in production from the Austin Chalk, which has lower transportation costs per Boe.
•Largely as a result of cost management and hedge gains, the operating margin per Boe for the first nine months of 2020 was up 5% compared with the first nine months of 2019, despite significantly lower benchmark commodity prices.

For additional operating metrics and regional detail, please see the Financial Highlights section below and the accompanying 3Q20 slide deck.
NET LOSS, LOSS PER SHARE AND NET CASH PROVIDED BY OPERATING ACTIVITIES
Third quarter 2020 net loss was ($98.3) million, or ($0.86) per diluted common share, which compared with net income of $42.2 million, or $0.37 per diluted common share, in the same period in 2019. The current period included a $63.9 million net derivative loss, while the prior year period included a $100.9 million net derivative gain. For the first nine months of 2020, net loss was ($599.4) million, or ($5.28) per diluted common share, which compares with a loss of ($0.76) per diluted common share in the same period in 2019.
Third quarter 2020 net cash provided by operating activities of $201.6 million before net change in working capital of $16.8 million totaled $184.8 million, which was down ($28.1) million, or 13%, from $212.8 million in the comparable prior year period. The decline in cash flow before the net change in working capital was primarily due to the 9% decline in price per Boe after the effect of realized hedge gains and the 6% decline in production, partially offset by lower costs per unit. For the first nine months of 2020, net cash provided by operating activities of $534.1 million before net change in working capital of $40.4 million totaled $574.5 million, up 1% from the same period in 2019.
ADJUSTED EBITDAX, ADJUSTED NET INCOME AND NET DEBT-TO-ADJUSTED EBITDAX
The following paragraphs discuss non-GAAP measures including Adjusted EBITDAX, adjusted net loss, adjusted net loss per diluted share and net debt-to-Adjusted EBITDAX. Please reference the definitions and reconciliations of these measures to the most directly comparable GAAP financial measures at the end of this release.
Third quarter 2020 Adjusted EBITDAX was $232.5 million, down $25.3 million, or 10%, from $257.8 million in the same period in 2019. The decrease in Adjusted EBITDAX was due to lower realized prices and production, partially offset by lower costs per unit. For the first nine months of 2020, Adjusted EBITDAX was $720.0 million, up 2% from $707.2 million for the first nine months of 2019.
Third quarter 2020 adjusted net loss was ($5.5) million, or ($0.05) per diluted common share, which compares with adjusted net loss of ($12.1) million, or ($0.11) per diluted common share, for the same period in 2019. For the first nine months of 2020, adjusted net loss was ($28.5) million, or ($0.25) per diluted common share, compared with an adjusted net loss of ($48.5) million, or ($0.43) per diluted common share, in the first nine months of 2019.
At September 30, 2020, net debt-to-Adjusted EBITDAX was 2.4 times.
FINANCIAL POSITION, LIQUIDITY AND CAPITAL EXPENDITURES
On September 30, 2020, the outstanding principal amount of the Company’s long-term debt was $2.42 billion, down from $2.77 billion at year-end 2019. Long-term debt was comprised of $1.73 billion in unsecured senior notes, $446.7 million in secured senior notes, $65.5 million in secured senior convertible notes, plus $178.0 million drawn on the Company’s senior secured revolving credit facility.
On September 30, 2020, the Company’s borrowing base and commitments under its senior secured revolving credit facility were $1.1 billion. The Company’s available liquidity was $880 million, which includes $178.0 million drawn and a $42 million letter of credit. The cash balance was approximately zero. The Company expects to complete its fall redetermination process in November 2020.

Capital expenditures before capital accruals for the third quarter of 2020 were $121.1 million. During the third quarter 2020, the Company drilled 19 net wells and added 24 net flowing completions. For the nine months of 2020 the Company drilled 72 net wells and added 54 net flowing completions.
COMMODITY DERIVATIVES
Commodity hedge positions as of September 30, 2020:
•Approximately 90%+ of expected 4Q20 oil production is hedged to WTI. The average floor price on collars is $55/Bbl and the average price on swaps is $57/Bbl. Approximately 18 MMBbls of 2021 oil production is hedged to WTI. The average floor price on collars is approximately $49/Bbl and the average price on swaps is approximately $40/Bbl.
•Approximately 85-90% of expected 4Q20 Midland Basin oil production basis is hedged to the local price point at $(0.38)/Bbl.
•Approximately 40% of expected 4Q20 natural gas production is hedged at an average price of $2.39/MMBtu to HSC, and approximately 65% of expected 4Q20 Midland natural gas production is hedged at an average price of $1.21/MMBtu to WAHA.
•NGL hedges are by individual product and include only propane.
A detailed schedule of these and other hedge positions are provided in the 3Q20 accompanying slide deck.
GUIDANCE FULL YEAR 2020:
•Capital expenditures: $605-610 million, further reduced to reflect continued capital efficiency and timing. Fourth quarter 2020 is expected to range between $203-208 million, which will include the addition of a second completions crew in the Midland Basin and a partial quarter crew in South Texas. Capital will include costs associated with wells that will be turned-in-line in January 2021.
•Production: 45.2-46.2 MMBoe, or 123.5-126.2 MBoe/d, at 49% oil. Fourth quarter 2020 is expected to range between 10.0-11.0 MMBoe, or 109-120 MBoe/d, at 48% oil.
•G&A: ~$110 million including approximately $20 million non-cash compensation.
•Exploration/Capitalized overhead: ~$40 million.
•LOE: ~$4.00 significantly reduced due to cost reductions, specifically faster connections to the electric grid, and fewer workovers.
•Transportation: $3.10-$3.30, unchanged.
•Production and ad valorem taxes: ~4.5% of pre-hedge revenue + ~ $0.40. Approximately $1.40 combined.
•DD&A: $17-$18/Boe.

SCHEDULE FOR THIRD QUARTER REPORTING
October 29, 2020 - In conjunction with this release, the Company posts to its website a pre-recorded webcast discussion, a written transcript of the webcast, and an associated IR presentation. Please visit ir.sm-energy.com.
October 30, 2020 – Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the third quarter 2020 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at ir.sm-energy.com or by telephone. In order to join the live conference call, please register at the link below for dial-in information.
•Live Conference Call Registration: http://www.directeventreg.com/registration/event/7275226
•Replay (conference ID 7275226) - Domestic toll free/International: 800-585-8367/416-621-4642
The call replay will be available approximately one hour after the call and until November 6, 2020.
UPCOMING CONFERENCE PARTICIPATION
•November 18, 2020 - Stephens Annual Investment Conference 2020. President and Chief Operating Officer Herb Vogel will be present at 11:00 a.m. Eastern time. This event will be webcast, accessible from the Company's website, and available for replay for a limited period. An investor presentation for this event will be posted to the Company's website before market open on November 18, 2020.
•November 30, 2020. Bank of America Securities 2020 Leveraged Finance Virtual Conference. EVP and Chief Financial Officer Wade Pursell will present at 12:00 p.m. Eastern time. This event will be webcast, accessible from the Company's website, and available for replay for a limited period. An investor presentation for this event will be posted to the Company's website before market open on November 30, 2020.
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "assumes," "anticipate," "estimate," "expect," "forecast," “generate,” "guidance," "implied," “maintain,” "plan," "project," "objectives," “outlook,” “sustainable,” "target," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, certain guidance for the full year and fourth quarter 2020, including capital expenditures, production, operating costs and DD&A; and, the Company’s 2020 goals, which include generating free cash flow and reducing leverage. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission, specifically the third quarter 2020 Form 10-Q. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2020

Production Data
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2020	2019	Percent Change	2020	2019	Percent Change
Realized sales price (before the effects of derivative settlements):
Oil (per Bbl)	$37.69	$53.99	(30)%	$35.92	$53.31	(33)%
Gas (per Mcf)	$1.90	$2.17	(12)%	$1.59	$2.38	(33)%
NGLs (per Bbl)	$14.07	$15.73	(11)%	$12.81	$17.09	(25)%
Equivalent (per Boe)	$24.28	$31.39	(23)%	$22.92	$32.00	(28)%
Realized sales price (including the effects of derivative settlements):
Oil (per Bbl)	$50.20	$53.57	(6)%	$51.08	$52.39	(3)%
Gas (per Mcf)	$1.94	$2.59	(25)%	$1.80	$2.55	(29)%
NGLs (per Bbl)	$14.35	$22.87	(37)%	$14.58	$21.01	(31)%
Equivalent (per Boe)	$30.33	$33.38	(9)%	$31.06	$32.68	(5)%
Net production volumes: (1)
Oil (MMBbl)	5.5	5.4	2%	17.2	15.7	10%
Gas (Bcf)	26.1	29.5	(12)%	78.6	81.7	(4)%
NGLs (MMBbl)	1.8	2.1	(15)%	4.8	6.2	(22)%
MMBoe	11.6	12.4	(6)%	35.2	35.5	(1)%
Average net daily production: (1)
Oil (MBbls/d)	59.9	59.0	2%	62.9	57.5	9%
Gas (MMcf/d)	283.3	320.6	(12)%	286.7	299.2	(4)%
NGLs (MBbls/d)	19.2	22.5	(15)%	17.7	22.8	(22)%
MBoe/d	126.3	134.9	(6)%	128.3	130.1	(1)%
Per Boe data:
Realized price (before the effects of derivative settlements)	$24.28	$31.39	(23)%	$22.92	$32.00	(28)%
Lease operating expense	3.65	4.73	(23)%	3.93	4.67	(16)%
Transportation costs	3.11	4.00	(22)%	3.11	4.02	(23)%
Production taxes	1.04	1.29	(19)%	0.94	1.30	(28)%
Ad valorem tax expense	0.40	0.39	3%	0.41	0.52	(21)%
General and administrative (2)	2.10	2.63	(20)%	2.25	2.69	(16)%
Operating margin (before the effects of derivative settlements)	13.98	18.35	(24)%	12.28	18.80	(35)%
Derivative settlement gain	6.05	1.99	204%	8.14	0.67	1,115%
Operating margin (including the effects of derivative settlements)	$20.03	$20.34	(2)%	$20.42	$19.47	5%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$15.64	$17.02	(8)%	$16.95	$16.76	1%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.30 and $0.44 for the three months ended September 30, 2020, and 2019, respectively, and $0.36 and $0.42 for the nine months ended September 30, 2020, and 2019, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2020

Condensed Consolidated Balance Sheets
(in thousands, except share data)	September 30,	December 31,
ASSETS	2020	2019
Current assets:
Cash and cash equivalents	$10	$10
Accounts receivable	136,613	184,732
Derivative assets	128,046	55,184
Prepaid expenses and other	10,221	12,708
Total current assets	274,890	252,634
Property and equipment (successful efforts method):
Proved oil and gas properties	8,307,165	8,934,020
Accumulated depletion, depreciation, and amortization	(4,713,442)	(4,177,876)
Unproved oil and gas properties	907,864	1,005,887
Wells in progress	226,452	118,769
Other property and equipment, net of accumulated depreciation of $66,025 and $64,032, respectively	37,062	72,848
Total property and equipment, net	4,765,101	5,953,648
Noncurrent assets:
Derivative assets	31,509	20,624
Other noncurrent assets	50,785	65,326
Total noncurrent assets	82,294	85,950
Total assets	$5,122,285	$6,292,232
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$287,777	$402,008
Derivative liabilities	76,969	50,846
Other current liabilities	12,532	19,189
Total current liabilities	377,278	472,043
Noncurrent liabilities:
Revolving credit facility	178,000	122,500
Senior Notes, net	2,175,038	2,610,298
Asset retirement obligations	87,014	84,134
Deferred income taxes	34,582	189,386
Derivative liabilities	33,068	3,444
Other noncurrent liabilities	52,197	61,433
Total noncurrent liabilities	2,559,899	3,071,195
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 114,572,800 and 112,987,952 shares, respectively	1,146	1,130
Additional paid-in capital	1,827,836	1,791,596
Retained earnings	365,872	967,587
Accumulated other comprehensive loss	(9,746)	(11,319)
Total stockholders’ equity	2,185,108	2,748,994
Total liabilities and stockholders’ equity	$5,122,285	$6,292,232

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2020

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Operating revenues and other income:
Oil, gas, and NGL production revenue	$282,012	$389,419	$806,035	$1,136,749
Net gain on divestiture activity	—	—	91	323
Other operating revenues	(997)	898	255	1,347
Total operating revenues and other income	281,015	390,317	806,381	1,138,419
Operating expenses:
Oil, gas, and NGL production expense	95,257	129,042	295,254	373,397
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	181,708	211,125	596,053	595,201
Exploration (1)	8,547	11,626	29,683	33,851
Impairment	8,750	6,337	1,007,263	25,092
General and administrative (1)	24,452	32,578	79,126	95,584
Net derivative (gain) loss (2)	63,871	(100,889)	(314,269)	(3,463)
Other operating expense, net	1,562	1,021	10,174	422
Total operating expenses	384,147	290,840	1,703,284	1,120,084
Income (loss) from operations	(103,132)	99,477	(896,903)	18,335
Interest expense	(41,519)	(40,584)	(123,385)	(118,191)
Gain on extinguishment of debt	25,070	—	264,546	—
Other non-operating expense, net	(1,680)	(548)	(2,359)	(1,427)
Income (loss) before income taxes	(121,261)	58,345	(758,101)	(101,283)
Income tax (expense) benefit	22,969	(16,111)	158,662	16,337
Net income (loss)	$(98,292)	$42,234	$(599,439)	$(84,946)

Basic weighted-average common shares outstanding	114,371	112,804	113,462	112,441
Diluted weighted-average common shares outstanding	114,371	113,334	113,462	112,441
Basic net income (loss) per common share	$(0.86)	$0.37	$(5.28)	$(0.76)
Diluted net income (loss) per common share	$(0.86)	$0.37	$(5.28)	$(0.76)
Dividends per common share	$0.01	$0.05	$0.02	$0.10

(1) Non-cash stock-based compensation included in:
Exploration expense	$665	$1,285	$2,713	$3,781
General and administrative expense	3,499	5,481	12,724	14,977
Total non-cash stock-based compensation	$4,164	$6,766	$15,437	$18,758

(2) The net derivative (gain) loss line item consists of the following:
Settlement gain	$(70,305)	$(24,722)	$(286,270)	$(23,843)
(Gain) loss on fair value changes	134,176	(76,167)	(27,999)	20,380
Total net derivative (gain) loss	$63,871	$(100,889)	$(314,269)	$(3,463)

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2020

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)
			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2019	112,987,952	$1,130	$1,791,596	$967,587	$(11,319)	$2,748,994
Net loss	—	—	—	(411,895)	—	(411,895)
Other comprehensive income	—	—	—	—	190	190
Cash dividends declared, $0.01 per share	—	—	—	(1,130)	—	(1,130)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	730	—	(3)	—	—	(3)
Stock-based compensation expense	—	—	5,561	—	—	5,561
Balances, March 31, 2020	112,988,682	$1,130	$1,797,154	$554,562	$(11,129)	$2,341,717
Net loss	—	—	—	(89,252)	—	(89,252)
Other comprehensive income	—	—	—	—	188	188
Issuance of common stock under Employee Stock Purchase Plan	297,013	3	944	—	—	947
Stock-based compensation expense	267,576	3	5,709	—	—	5,712
Issuance of warrants	—	—	21,520	—	—	21,520
Balances, June 30, 2020	113,553,271	$1,136	$1,825,327	$465,310	$(10,941)	$2,280,832
Net loss	—	—	—	(98,292)	—	(98,292)
Other comprehensive income	—	—	—	—	1,195	1,195
Cash dividends declared, $0.01 per share	—	—	—	(1,146)	—	(1,146)
Issuance of common stock upon vesting of RSUs and settlement of PSUs, net of shares used for tax withholdings	1,019,529	10	(1,567)	—	—	(1,557)
Stock-based compensation expense	—	—	4,164	—	—	4,164
Other	—	—	(88)	—	—	(88)
Balances, September 30, 2020	114,572,800	$1,146	$1,827,836	$365,872	$(9,746)	$2,185,108

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2020

Condensed Consolidated Statements of Stockholders' Equity (Continued)
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2018	112,241,966	$1,122	$1,765,738	$1,165,842	$(12,380)	$2,920,322
Net loss	—	—	—	(177,568)	—	(177,568)
Other comprehensive income	—	—	—	—	263	263
Cash dividends declared, $0.05 per share	—	—	—	(5,612)	—	(5,612)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	2,579	—	(18)	—	—	(18)
Stock-based compensation expense	—	—	5,838	—	—	5,838
Balances, March 31, 2019	112,244,545	$1,122	$1,771,558	$982,662	$(12,117)	$2,743,225
Net income	—	—	—	50,388	—	50,388
Other comprehensive income	—	—	—	—	119	119
Issuance of common stock under Employee Stock Purchase Plan	184,079	2	1,957	—	—	1,959
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	290	—	(2)	—	—	(2)
Stock-based compensation expense	96,719	1	6,153	—	—	6,154
Other	—	—	(1)	1	—	—
Balances, June 30, 2019	112,525,633	$1,125	$1,779,665	$1,033,051	$(11,998)	$2,801,843
Net income	—	—	—	42,234	—	42,234
Other comprehensive income	—	—	—	—	190	190
Cash dividends declared, $0.05 per share	—	—	—	(5,643)	—	(5,643)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	331,530	4	(1,644)	—	—	(1,640)
Stock-based compensation expense	—	—	6,766	—	—	6,766
Balances, September 30, 2019	112,857,163	$1,129	$1,784,787	$1,069,642	$(11,808)	$2,843,750

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2020

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$(98,292)	$42,234	$(599,439)	$(84,946)
Adjustments to reconcile net loss to net cash provided by operating activities:
Net gain on divestiture activity	—	—	(91)	(323)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	181,708	211,125	596,053	595,201
Impairment	8,750	6,337	1,007,263	25,092
Stock-based compensation expense	4,164	6,766	15,437	18,758
Net derivative (gain) loss	63,871	(100,889)	(314,269)	(3,463)
Derivative settlement gain	70,305	24,722	286,270	23,843
Amortization of debt discount and deferred financing costs	4,506	3,921	13,084	11,554
Gain on extinguishment of debt	(25,070)	—	(264,546)	—
Deferred income taxes	(22,796)	19,617	(159,064)	(13,620)
Other, net	(2,376)	(1,004)	(6,203)	(2,291)
Net change in working capital	16,843	(9,673)	(40,411)	11,781
Net cash provided by operating activities	201,613	203,156	534,084	581,586

Cash flows from investing activities:
Net proceeds from the sale of oil and gas properties (1)	—	—	92	12,520
Capital expenditures	(109,568)	(212,515)	(419,777)	(788,642)
Acquisition of proved and unproved oil and gas properties	(7,075)	(2,900)	(7,075)	(2,581)
Net cash used in investing activities	(116,643)	(215,415)	(426,760)	(778,703)

Cash flows from financing activities:
Proceeds from revolving credit facility	324,500	428,000	1,165,500	1,124,500
Repayment of revolving credit facility	(339,500)	(417,000)	(1,110,000)	(995,500)
Debt issuance costs related to 10.0% Senior Secured Notes due 2025	(2,395)	—	(12,886)	—
Cash paid to repurchase Senior Notes	(65,944)	—	(94,262)	—
Repayment of 1.50% Senior Convertible Notes due 2021	—	—	(53,508)	—
Net proceeds from sale of common stock	—	—	947	1,959
Dividends paid	—	—	(1,130)	(5,612)
Other, net	(1,631)	(1,640)	(1,985)	(2,684)
Net cash provided by (used in) financing activities	(84,970)	9,360	(107,324)	122,663

Net change in cash, cash equivalents, and restricted cash	—	(2,899)	—	(74,454)
Cash, cash equivalents, and restricted cash at beginning of period	10	6,410	10	77,965
Cash, cash equivalents, and restricted cash at end of period	$10	$3,511	$10	$3,511
Less: Restricted cash (1)	—	(3,501)	—	(3,501)
Cash and cash equivalents	$10	$10	$10	$10

(1) As of September 30, 2019, a portion of net proceeds from the sale of oil and gas properties was restricted for future property acquisitions.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2020

Condensed Consolidated Statements of Cash Flows (Continued)
(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Supplemental schedule of additional cash flow information and non-cash activities:
Operating activities:
Cash paid for interest, net of capitalized interest	$(39,861)	$(45,476)	$(122,174)	$(113,122)

Investing activities:
Increase (decrease) in capital expenditure accruals and other	$11,491	$44,975	$(17,405)	$34,878

DEFINITIONS OF NON-GAAP MEASURES AS CALCULATED BY THE COMPANY
The following non-GAAP measures are presented in addition to financial statements as the Company believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and compare investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure or measures is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is also important as it is considered among financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company. Please reference the Company’s 2019 Form 10-K and third quarter 2020 Form 10-Q for discussion of the Credit Agreement and its covenants.
Adjusted net loss: Adjusted net loss excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters.
Free cash flow: Free cash flow is calculated as net cash provided by operating activities before net change in working capital less capital expenditures before increase (decrease) in capital expenditure accruals and other.
Free cash flow yield to market capitalization: Free cash flow yield to market capitalization is calculated as Free cash flow (defined above) divided by market capitalization.
Net Debt: The total principal amount of outstanding senior secured notes and senior unsecured notes plus amounts drawn on the revolving credit facility (also referred to as total funded debt) less cash and cash equivalents.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above). A variation of this calculation is a financial covenant under the Company’s Credit Agreement for its revolving credit facility beginning in the fourth quarter of 2018.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2020

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) (GAAP)	$(98,292)	$42,234	$(599,439)	$(84,946)
Interest expense	41,519	40,584	123,385	118,191
Income tax expense (benefit)	(22,969)	16,111	(158,662)	(16,337)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	181,708	211,125	596,053	595,201
Exploration (2)	7,882	10,341	26,970	30,070
Impairment	8,750	6,337	1,007,263	25,092
Stock-based compensation expense	4,164	6,766	15,437	18,758
Net derivative (gain) loss	63,871	(100,889)	(314,269)	(3,463)
Derivative settlement gain	70,305	24,722	286,270	23,843
Net gain on divestiture activity	—	—	(91)	(323)
Gain on extinguishment of debt	(25,070)	—	(264,546)	—
Other, net	615	434	1,651	1,129
Adjusted EBITDAX (non-GAAP)	232,483	257,765	720,022	707,215
Interest expense	(41,519)	(40,584)	(123,385)	(118,191)
Income tax (expense) benefit	22,969	(16,111)	158,662	16,337
Exploration (2)	(7,882)	(10,341)	(26,970)	(30,070)
Amortization of debt discount and deferred financing costs	4,506	3,921	13,084	11,554
Deferred income taxes	(22,796)	19,617	(159,064)	(13,620)
Other, net	(2,991)	(1,438)	(7,854)	(3,420)
Net change in working capital	16,843	(9,673)	(40,411)	11,781
Net cash provided by operating activities (GAAP)	$201,613	$203,156	$534,084	$581,586

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the accompanying condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the accompanying unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2020

Adjusted Net Loss Reconciliation (1)
(in thousands, except per share data)

Reconciliation of net income (loss) (GAAP) to adjusted net loss (non-GAAP):	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) (GAAP)	$(98,292)	$42,234	$(599,439)	$(84,946)
Net derivative (gain) loss	63,871	(100,889)	(314,269)	(3,463)
Derivative settlement gain	70,305	24,722	286,270	23,843
Net gain on divestiture activity	—	—	(91)	(323)
Impairment	8,750	6,337	1,007,263	25,092
Gain on extinguishment of debt	(25,070)	—	(264,546)	—
Other, net (2)	615	435	1,767	1,347
Tax effect of adjustments (3)	(25,708)	15,058	(155,457)	(10,090)
Valuation allowance on deferred tax assets	—	—	10,017	—
Adjusted net loss (non-GAAP)	$(5,529)	$(12,103)	$(28,485)	$(48,540)

Diluted net income (loss) per common share (GAAP)	$(0.86)	$0.37	$(5.28)	$(0.76)
Net derivative (gain) loss	0.56	(0.89)	(2.77)	(0.03)
Derivative settlement gain	0.61	0.22	2.52	0.21
Net gain on divestiture activity	—	—	—	—
Impairment	0.08	0.06	8.88	0.22
Gain on extinguishment of debt	(0.22)	—	(2.33)	—
Other, net (2)	0.01	—	0.02	0.01
Tax effect of adjustments (3)	(0.23)	0.13	(1.38)	(0.09)
Valuation allowance on deferred tax assets	—	—	0.09	—
Adjusted net loss per diluted common share (non-GAAP)	$(0.05)	$(0.11)	$(0.25)	$(0.43)

Basic weighted-average common shares outstanding	114,371	112,804	113,462	112,441
Diluted weighted-average common shares outstanding	114,371	113,334	113,462	112,441

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) For the three months and nine months ended September 30, 2020, and September 30, 2019, the adjustments related to bad debt expense and impairments of materials inventory and other property.
(3) The tax effect of adjustments for each of the three and nine months ended September 30, 2020, and 2019, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

Reconciliation of Net Debt (1)
(in thousands)
As of September 30, 2020
Senior Secured Notes (2)	$512,160
Senior Unsecured Notes (2)	1,732,658
Revolving credit facility (2)	178,000
Total funded debt	2,422,818
Less: Cash and cash equivalents	10
Net Debt	$2,422,808

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Amounts are from Note 5 - Long-term Debt in Part I, Item I of the Company's Form 10-Q for the quarter ended September 30, 2020.

Free Cash Flow (1)
(in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities (GAAP)	$201,613	$203,156	$534,084	$581,586
Net change in working capital	16,843	(9,673)	(40,411)	11,781
Cash flow from operations before net change in working capital	$184,770	$212,829	$574,495	$569,805

Capital expenditures (GAAP)	109,568	212,515	419,777	788,642
Increase (decrease) in capital expenditure accruals and other	11,491	44,975	(17,405)	34,878
Capital expenditures before accruals and other	$121,059	$257,490	$402,372	$823,520

Free cash flow	$63,711	$(44,661)	$172,123	$(253,715)

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.

Free Cash Flow (1)
(in thousands)
For the Twelve Months Ended September 30,
2020
Net cash provided by operating activities (GAAP)	$776,065
Net change in working capital	(35,340)
Cash flow from operations before net change in working capital	$811,405

Capital expenditures (GAAP)	654,904
Increase (decrease) in capital expenditure accruals and other	(76,572)
Capital expenditures before accruals and other	$578,332

Free cash flow	$233,073

Market capitalization at September 30, 2020	$182,171

Free cash flow yield	128%

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.